EXHIBIT 24.03

                            LIMITED POWER OF ATTORNEY


          The undersigned does hereby make, constitute and appoint Cornelis J.M. Borst (the "ATTORNEY") as the true and lawful attorney-in-fact and agent of the undersigned with full power and authority to execute and deliver on behalf of the undersigned any and all documents required to be filed with the Securities and Exchange Commission pursuant to Section 13(d) or Section 16(a) of the Securities Exchange Act of 1934, as amended, in relation to the beneficial ownership of securities in Lithium Technology Corporation, including, without limitation: (a) any Schedule 13D, and any amendments thereto, (b) any joint filing agreements pursuant to Rule 13d-1(k) and (c) any initial statements of, or statements of changes in, beneficial ownership of securities on Form 3 or Form 4.

          The undersigned shall indemnify the Attorney and keep the Attorney indemnified against any and all costs, claims and liabilities which the Attorney may incur as a result of anything done by the Attorney in the exercise of any of the powers conferred, or purported to be conferred, on him by this Limited Power of Attorney.

          This Limited Power of Attorney shall be effective on the date hereof and shall remain in effect until terminated by the undersigned in a signed writing delivered to the Attorney.

          This Limited Power of Attorney is governed by, and shall be construed in accordance with, the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

          IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney as of May 8, 2008.





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                                    BENNO DE LEEUW HOLDING B.V.


                                    By: /s/ Benno J.G. de Leeuw
                                        ----------------------------------------
                                        Name:    Benno J.G. de Leeuw
                                        Title:   Managing Director